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                                                                    EXHIBIT 23.2

                       SHATSWELL, MacLEOD & COMPANY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS

                                 53 PINE STREET
                     WEST PEABODY, MASSACHUSETTS 01960-3636
                            TELEPHONE (978) 535-0206
                            FACSIMILE (978) 535-9909

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference in the registration statement on Form S-8 of Northway Financial Inc. of our report dated January 20, 1999, relating to the consolidated balance sheets of Northway Financial Inc. and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, changes in stockholders' equity, statements of comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1998, which report is included in the December 31, 1998 Form 10-K of Northway Financial Inc.

                                         /s/ Shatswell, MacLeod & Company, P.C.
                                         SHATSWELL, MacLEOD & COMPANY, P.C.

West Peabody, Massachusetts
July  22, 1999